UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

October 19, 2015

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 19, 2015, Enova International, Inc. (“the Company”) announced the appointment of Greg Zeeman, 47, as Executive Vice President and Chief Operating Officer, effective immediately.

Since 2014, Mr. Zeeman served as Chief Executive Officer of Main Street Renewal, a firm specializing in the acquisition and leasing of single-family properties.  From 2012 to 2014, Mr. Zeeman served as Chief Operating Officer and Senior Executive Vice President of HSBC USA, where he led a staff of 3,500 and oversaw all aspects of service delivery and operations strategy, including installing a culture of data-driven accountability.  From 2011 to 2012, Mr. Zeeman served as Executive Vice President and Head, Change Delivery, HSBC Americas, and from 2010 to 2011, Mr. Zeeman served as Head, Personal Financial Services and Strategy, HSBC Singapore, where he guided execution of the team’s three-year strategic plan and directed integration of existing technology and operations platforms to reengineer the customer experience.  Mr. Zeeman replaces Arad Levertov, whose resignation as Chief Operating Officer was announced on May 28, 2015.

Pursuant to the terms of his offer letter, the material terms of Mr. Zeeman’s compensation include an annualized base salary of $450,000 and, beginning in 2016, a target bonus of 75% of his annual salary under the Company’s Senior Executive Bonus Plan.  Also beginning in 2016, Mr. Zeeman will be eligible to receive an annual long-term incentive award under the Company’s Long-Term Incentive Plan with a target value of 225% of his annual salary, which will have the same equity mix and vesting schedule as other annual award recipients. The long-term incentive award will have a minimum award value of $1,000,000 for 2016 performance. Mr. Zeeman will also receive a new hire equity award valued at $1,200,000, which will consist of 50% restricted stock units (“RSUs”) and 50% non-qualified stock options. The RSU award will vest in increments of 25% on the first four anniversaries of the award date, and the stock options will vest in increments of 33.33% on the first three anniversaries of the award date, subject to continued employment. Mr. Zeeman will also receive a cash sign-on bonus of $600,000, one-third of which will be paid within 30 days of Mr. Zeeman’s start date and one-third of which will be paid on the first and second anniversaries of his start date. Repayment of the first installment of the cash sign-on bonus will be required if Mr. Zeeman separates from the Company voluntarily earlier than 12 months from the date of employment.  Mr. Zeeman will also participate in the Company’s customary health and welfare benefits available to other executive officers.

There is no arrangement or understanding between Mr. Zeeman and any other person pursuant to which Mr. Zeeman was selected as an executive officer. There are no family relationships among any of our directors or executive officers, and Mr. Zeeman is not party to any transaction in which the Company is a participant.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated October 19, 2015, is furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: October 19, 2015	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 19, 2015